KBW, Inc. Declares Special Dividend of $2.00 per Share of
Common Stock

New York – November 29, 2012 – KBW, Inc.  (NYSE:  KBW), a full-service investment bank that specializes in the financial services sector, today announced that its Board of Directors had declared a special dividend of two dollars ($2.00) per share on the company’s common stock. The dividend is payable on December 17, 2012 to shareholders of record at the close of business on December 10, 2012.

On November 5, 2012, KBW announced that it had entered into a merger agreement with Stifel Financial Corp.  The merger agreement provides that the cash portion of the merger consideration will be reduced to reflect the payment of the special dividend.

About KBW

KBW, Inc., headquartered in New York, operates in the U.S. and Europe through its broker dealer subsidiaries, Keefe, Bruyette & Woods, Inc., and Keefe, Bruyette & Woods Limited. Celebrating its 50th anniversary, KBW has established itself as a leading independent authority in the banking, insurance, brokerage, asset management, mortgage banking, real estate and specialty finance sectors. Founded in 1962, the firm maintains industry-leading positions in the areas of research, corporate finance, mergers and acquisitions as well as sales and trading in equities and debt securities of financial services companies.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. In some cases, you can identify these statements by words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue”, the negative of these terms and other comparable terminology. Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. These factors include, but are not limited to, those discussed under the caption “Risk Factors” in our most recently filed annual report on Form 10-K, which is available at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

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Investors:
KBW Investor Relations
Alan Oshiki, 866-529-2339

or

Media:
Intermarket Communications
Neil Shapiro, 212-754-5423